EXHIBIT 11


                 STATEMENT OF COMPUTATION OF PER SHARE EARNINGS


              Earnings  Per               THREE MONTHS ENDED
               Common Share                     MARCH 31
                                        2004             2003

              Basic                  $    0.09         $    0.03

              Average Shares
              Outstanding              822,250           822,250

              Diluted                $    0.09         $    0.03

              Average Shares
              Outstanding              822,250           822,250